Exhibit 10.3

EIGHTH AMENDMENT TO THE

PRIDE INTERNATIONAL, INC.

1993 DIRECTORS’ STOCK OPTION PLAN

(As Assumed by Ensco plc as of May 31, 2011)

THIS AMENDMENT is effective the 14th of May 2012, by Ensco plc, having its principal office in London, England (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, the board of directors of Pride International, Inc., a Delaware corporation (“Pride”), adopted the Pride International, Inc. 1993 Director’s Stock Option Plan on February 16, 1993, which became effective on February 22, 1993 and was subsequently amended from time to time (which, as currently in effect, is referred to herein as the “Plan);

WHEREAS, the Plan was subsequently amended and assumed by the Company in its merger with Pride, effective as of May 31, 2011;

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized and approved this Eighth Amendment to the Plan by unanimous written consent on May 8, 2012; and

WHEREAS, the Company now desires to adopt this Eighth Amendment to Plan for the purpose of (i) amending Section 2.1 of the Plan to amend the definition of “Shares” and replace references to American depositary shares, or ADSs, with references to Class A ordinary shares of the Company, or “Shares,” as applicable, and (ii) amending Section 2.2 of the Plan to remove references to ADSs held in reserve by a subsidiary of the Company;

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the Company hereby adopts the following Eighth Amendment to the Plan:

1.	Section 2.1 of the Plan is hereby amended in its entirety to read as follows:

2.1 The total number of Class A ordinary shares of the Company which may be purchased pursuant to the exercise of Options granted under this Plan shall not exceed, in the aggregate, two hundred thousand (200,000) Class A ordinary shares of the Company, nominal value US$0.10 per share (the “Shares”). All subsequent references in this Plan to ADSs, stock, securities and/or shares of Pride International, Inc. shall be read and be considered to be references to or to include Shares, as applicable; and all references (specific or otherwise) to “shareholders of the Company” shall be read and considered to be references to holders of Shares, unless the context otherwise requires, and all provisions of this Plan shall be consistently interpreted and applied.

3.	Section 2.2 of the Plan is hereby amended in its entirety to read as follows:

2.2 Shares used to satisfy the exercise of Options that are assumed by the Company in connection with the merger between Pride International, Inc. and the Company shall be authorized but unissued Shares.

[signatures on next page]

IN WITNESS WHEREOF, the Company has caused this Eighth Amendment to the Pride International, Inc. 1993 Director’s Stock Option Plan to be signed on its behalf by and a its duly authorized officer, effective as first above written.

ENSCO PLC

/s/ Christopher T. Weber
By: Christopher T. Weber Its: Vice President – Treasurer